UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2006

AmeriCredit Corp.

(Exact name of registrant as specified in its charter)

Texas	001-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3900, Fort Worth, Texas 76102

(Address of principal executive offices, including Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 4, 2006, AmeriCredit Corp. announced that its wholly-owned subsidiary, AmeriCredit Financial Services, Inc., a Delaware corporation (“AFS”), entered into a Stock Purchase Agreement (the “SPA”) with ACC Capital Holdings Corporation, a Delaware corporation (the “Seller”), and Long Beach Acceptance Corp., a Delaware Corporation (“LBAC”), whereby AFS will acquire from the Seller 100% of the outstanding capital stock of LBAC. Under the SPA, entered into on December 4, 2006, AFS will acquire the capital stock of LBAC for $282.5 million, subject to certain adjustments. A copy of AmeriCredit Corp.’s press release is being filed with this Current Report on Form 8-K as exhibit 99.1.

The SPA contains customary representations and warranties. The closing of the transactions contemplated by the SPA is subject to satisfaction of the closing conditions under the SPA, including obtaining applicable governmental approvals and third-party consents and other customary closing conditions.

The SPA may be terminated, among other reasons, upon the mutual consent of the parties, by either party upon material breach of the SPA by the other party that remains uncured for more than 15 days after notice of the breach is given, by either party in the event that the transaction is restrained or enjoined by a governmental authority, or by either party if the closing has not occurred within 180 days after the date of the SPA (so long as the terminating party was not responsible for the delay).

The SPA provides for indemnification of the current and former directors and officers of LBAC and its subsidiaries for a period of six years after the closing. The SPA also provides that the Seller and its subsidiaries and affiliates will not, with respect to the Seller, for a period of three years after the closing or, with respect to subsidiaries and affiliates of the Seller, for the lesser of a period of three years after the closing or until they are no longer subsidiaries or affiliates of the Seller, (a) own, manage, operate or control any business engaged in the indirect automotive dealer finance business in North America (other than the ownership of less than 5% in the aggregate of any publicly traded company engaged in such business), (b) have any contact or relationships with any customers of LBAC or its subsidiaries related to the indirect automotive dealer financing business in North America, or (c) solicit any employee of LBAC or its subsidiaries for hire.

The foregoing summary of the SPA is qualified in its entirety by reference to the SPA, which is attached as Exhibit 2.1 and incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

None.

(b)	Pro-forma Financial Information

None.

(c)	Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
2.1	Stock Purchase Agreement, dated December 4, 2006, by and among AmeriCredit Financial Services, Inc., ACC Capital Holdings Corporation and Long Beach Acceptance Corp. (the schedules referenced on page (iv) are omitted, but the registrant agrees to furnish the schedules supplementally to the Commission upon request)

99.1	Press Release, dated December 4, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriCredit Corp.
(Registrant)

Date: December 6, 2006	By:	/s/ CHRIS A. CHOATE
Chris A. Choate
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit
2.1	Stock Purchase Agreement, dated December 4, 2006, by and among AmeriCredit Financial Services, Inc., ACC Capital Holdings Corporation and Long Beach Acceptance Corp. (the schedules referenced on page (iv) are omitted, but the registrant agrees to furnish the schedules supplementally to the Commission upon request)

99.1	Press Release, dated December 4, 2006